GUIDESTONE CAPITAL MANAGEMENT
Medium-Duration Bond Fund (the "Fund")
Quarterly Report from Adviser for the Quarter Ended September 30, 2005 PROCEDURES PURSUANT TO RULE 10F-3*

(1)	Name of Underwriters
Goldman, Sachs
International, Merrill Lynch
International, LTD., UBS

(2)	Name of Issuer
Resona Bank

(3)	Title of Security
RESONA 5.85
4/15/16

(4)	Date of Prospectus
9/9/05

(5)	Amount of Total Offering
1,300,000,000

(6)	Unit Price
99.9300

(7)	Underwriting Discount
0.75%

(8)	Rating
Baa1/BBB-/BBB

(9)	Maturity Date
4/15/16

(10)	Current Yield
5.85%

(11)	Yield to Maturity
6.18%

(12)	Subordination Features
Notes

(13)	Nature of Political Entity, if any, including in the
case of revenue bonds, underlying entity supplying the revenue
N/A

(14)	Total Par Value of Bonds Purchased
474,667.50

(15)	Dollar Amount of Purchases
$474,667.50

(16)	Number of Shares Purchased
475,000

(17)	Years of Continuous Operation
The company has been in continuous operation for greater than three years.

(18)	% of Offering Purchased by Fund
0.0365%

(19)	% of Offering Purchased by Associated Funds
1.8866%

(20)	Sum of (18) and (19)**
1.9231%

(21)	% of Fund's Total Assets Applied to Purchase
0.18%

(22)	Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
ML

(23)	Is the Adviser, any Subadviser or any person of
which the Adviser or Subadviser is an "affiliated person", a Manager or Co-Manager of Offering?
Yes

(24)	Were Purchases Designated as Group Sales or otherwise
allocated to the Adviser, any Subadviser or any person of whom the Adviser or Subadviser is an "affiliated person"?
No

(25)	Have the following conditions been satisfied:

(a)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

(b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c)	The underwriting was a firm commitment underwriting?
Yes

(d)	With respect to any issue of municipal
securities to be purchased, did the
securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.




GUIDESTONE CAPITAL MANAGEMENT
Medium-Duration Bond Fund (the "Fund")
Quarterly Report from Adviser for the Quarter Ended September 30, 2005 PROCEDURES PURSUANT TO RULE 10F-3*

(1)	Name of Underwriters
Credit Suisse First Boston Corp., JP Morgan Securities,
Lehman Brothers, Banc of America Securities, LLC.,
Banco Santander, Citigroup, Deutche Bank Securities,
Inc., Dresdner Kleinwort Wasserstein Sec, Goldman,
Sachs & Co., HSBC Securities, Mitsubishi UFJ
Securities International, Mizuho International PLC
Morgan Stanley, RBS Greenwich Capital, Standard
Chartered Bank, Sumitomo Bank Capital Markets, Inc.,
TD Securities, UBS Wachovia Securities, Inc.

(2)	Name of Issuer
Wal-Mart Stores

(3)	Title of Security
WMTS 5.25

(4)	Date of Prospectus
8/24/05

(5)	Amount of Total Offering
2,500,000,000

(6)	Unit Price
99.58

(7)	Underwriting Discount
0.875%

(8)	Rating
Aa2/AA/AA

(9)	Maturity Date
9/1/35

(10)	Current Yield
5.435%

(11)	Yield to Maturity
5.482%

(12)	Subordination Features
Bonds

(13)	Nature of Political Entity, if any, including in the
case of revenue bonds, underlying entity supplying the revenue
N/A

(14)	Total Par Value of Bonds Purchased
298,740

(15)	Dollar Amount of Purchases
$298,740

(16)	Number of Shares Purchased
300,000

(17)	Years of Continuous Operation
The company has been in continuous operation for greater than three years.

(18)	% of Offering Purchased by Fund
0.012%

(19)	% of Offering Purchased by Associated Funds
0.711%

(20)	Sum of (18) and (19)**
0.723%

(21)	% of Fund's Total Assets Applied to Purchase
0.11%

(22)	Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
LB

(23)	Is the Adviser, any Subadviser or any person of
which the Adviser or Subadviser is an "affiliated person", a Manager or Co-Manager of Offering?
Yes

(24)	Were Purchases Designated as
Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of whom the Adviser or Subadviser is an "affiliated person"?
No

(25)	Have the following conditions been satisfied:

(a)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

(b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c)	The underwriting was a firm commitment underwriting?
Yes

(d)	With respect to any issue of municipal
securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes